Exhibit 99.4 The transactions described in this report involve securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the transactions described below, such as in open market or privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes. Exhibit 99.4 The transactions described in this report involve securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the transactions described below, such as in open market or privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Business Integration and Medium-term Business Strategy Showa Shell Sekiyu K.K. Idemitsu Kosan Co.,Ltd. Representative Director, President, Representative Director and CEO Executive Officer, CEO Shunichi Kito Tsuyoshi KameokaBusiness Integration and Medium-term Business Strategy Showa Shell Sekiyu K.K. Idemitsu Kosan Co.,Ltd. Representative Director, President, Representative Director and CEO Executive Officer, CEO Shunichi Kito Tsuyoshi Kameoka

Business Integration Objectives Ø Achieve industry-leading competitiveness by maximizing synergies Ø Revamp the business portfolio and promote ESG initiatives Evolve into a resilient corporate entity and reinforce enterprise value 1Business Integration Objectives Ø Achieve industry-leading competitiveness by maximizing synergies Ø Revamp the business portfolio and promote ESG initiatives Evolve into a resilient corporate entity and reinforce enterprise value 1

Business Integration Method Ø Share exchange in which Idemitsu Kosan will distribute its shares to shareholders of Showa Shell and acquire all of the issued shares of Showa Shell Ｉｄｅｍｉｔｓｕ Showa Shell Share Exchange 1 0.41 Ratio * Integration of the organization and headquarters/ branch offices will be implemented after the share exchange 2Business Integration Method Ø Share exchange in which Idemitsu Kosan will distribute its shares to shareholders of Showa Shell and acquire all of the issued shares of Showa Shell Ｉｄｅｍｉｔｓｕ Showa Shell Share Exchange 1 0.41 Ratio * Integration of the organization and headquarters/ branch offices will be implemented after the share exchange 2

Officers of the New Integrated Company (Plan)

Positions and names of representative directors and directors of the New Integrated Company	
Chairman and Representative Director	Takashi Tsukioka (currently, Chairman and Representative Director of Idemitsu Kosan Co., Ltd.)
Vice Chairman and Representative Director, Executive Officer	Tsuyoshi Kameoka (currently, Representative Director, President, Executive Officer, CEO of Showa Shell Sekiyu K.K.)
Representative Director and Chief Executive Officer	Shunichi Kito (currently, Representative Director and Chief Executive Officer of Idemitsu Kosan Co., Ltd.)
Representative Director	Tomonori Okada (currently, Representative Director, Vice President, Executive Officer of Showa Shell Sekiyu K.K.)
Director	Takashi Matsushita (currently, Executive Vice President and Representative Director of Idemitsu Kosan Co., Ltd.)
Director	Katsuaki Shindome (currently, Corporate Executive Officer of Showa Shell Sekiyu K.K.)
Director (part-time)	Masakazu Idemitsu (Representative Director and President of Nissho Kosan K.K.)
Outside Director	Kazunari Kubohara (lawyer)
Outside Director	Takeo Kikkawa (currently, Outside Director of Idemitsu Kosan Co., Ltd.)
Outside Director	Mackenzie Clugston (currently, Outside Director of Idemitsu Kosan Co., Ltd.)
Outside Director	Norio Otsuka (currently, Outside Director of Showa Shell Sekiyu K.K.)
Outside Director	Yuko Yasuda (currently, Outside Director of Showa Shell Sekiyu K.K.)

※ The titles of Tomonori Okada, Takashi Matsushita, and Katsuaki Shindome as executive directors will be announced once they are determined.

※ For more details on human affairs matters regarding the officers, including the statutory auditor, outside statutory auditor, and substitute statutory auditor of the New Integrated Company, please refer to today's press release, "Announcement Regarding Execution of Share Exchange Agreement and Business Integration".

3

Business Integration Schedule (Plan) Signing of the share exchange agreement October 16,2018 Record date for the extraordinary general shareholders meetings November 1, 2018 (EGM) of both companies EGM of both companies December 18, 2018 Business Integration date April 1, 2019 (Effective date of the share exchange) 4Business Integration Schedule (Plan) Signing of the share exchange agreement October 16,2018 Record date for the extraordinary general shareholders meetings November 1, 2018 (EGM) of both companies EGM of both companies December 18, 2018 Business Integration date April 1, 2019 (Effective date of the share exchange) 4

The New Integrated Company’s Vision We are an energy co-creation company that values diversity and inclusiveness, creates new values with customers and stakeholders, and seeks harmony with the environment and society. Ø We will deliver various forms of energy and materials in a sustainable manner. Ø We will expand and share our problem-solving capabilities with the world. Ø We will grow stronger by anticipating change and responding flexibly 5The New Integrated Company’s Vision We are an energy co-creation company that values diversity and inclusiveness, creates new values with customers and stakeholders, and seeks harmony with the environment and society. Ø We will deliver various forms of energy and materials in a sustainable manner. Ø We will expand and share our problem-solving capabilities with the world. Ø We will grow stronger by anticipating change and responding flexibly 5

Basic Policy Strengthen core businesses (Petroleum products, basic chemicals) and accelerate initiatives in growth markets and growing areas ü Achieve integration synergies of ¥60 billion (2021) Shareholder returns and steady growth investments Strengthen governance and ensure sustainability Create an environment where each employee can grow and achieve his/her full potential 6Basic Policy Strengthen core businesses (Petroleum products, basic chemicals) and accelerate initiatives in growth markets and growing areas ü Achieve integration synergies of ¥60 billion (2021) Shareholder returns and steady growth investments Strengthen governance and ensure sustainability Create an environment where each employee can grow and achieve his/her full potential 6

Management Targets (FY2019-2021)

	FY2018 Plan Idemitsu / Showa Shell	FY2021 Plan
Net Income (Excluding inventory impact and one-time factors)	¥124 billion / ¥62.5 billion	Over ¥500 billion (3-year total) ¥200 billion(FY2021)
Integration Synergies	¥30 billion (FY 2019)	¥60 billion (FY 2021)
ROE *	13.8% / 21.5 %	>10% (FY 2021)
Net D/E	0.90 / 0.06	≦0.5 (FY 2021)

*ROE: Net income (excluding inventory impact) / Shareholders equity

Shareholder Returns (3 years)		Total return payout ratio ≧50%

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Integration Synergies

➢ The firm will achieve combined integration synergies totaling ¥60 billion in FY 2021

(¥ billions)

Section	Major Initiatives	Expected Impact
Crude Oil Procurement	• Joint procurement of crude oil • Joint allocation of crude oil tankers • Reduction of ship chartering and new shipbuilding costs	1.5
Supply/ Demand, Overseas, Logistics, and Sales	• Integrate production planning system • Interchange of finished and intermediate products at 7 refineries • Mutual utilization of oil terminal and joint shipping • Integrate imports/exports and expand overseas sales • Optimize utilization of oil terminals and distribution	29.0
Manufacturing and Procurement	• Develop best practices for initiatives to improve refinery margins • Reduce procurement costs through joint procurement • Optimize adaptation to IMO's MARPOL treaty, response to reduced gasoline demand, etc.	20.5
Shared	• Reduce duplicate costs through organizational integration • Optimize capital investments • Mutual utilization of lubricants terminal • Other (IT systems, BPR, etc.)	9.0
Total		60.0

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Cash Flow Allocation Operating Cash Flows: ¥800 billion Ø Achieve stable earnings and provide high Returns to Shareholders shareholder returns ¥250 billion Net Income Ø Focus investments in ¥500 billion growth markets & fields Investments and structural reforms ¥500 billion Ø Further strengthen the *of which strategic financial foundation investments: ¥300 billion Depreciation, etc. ¥300 billion Financial Foundation ¥50 billion 9Cash Flow Allocation Operating Cash Flows: ¥800 billion Ø Achieve stable earnings and provide high Returns to Shareholders shareholder returns ¥250 billion Net Income Ø Focus investments in ¥500 billion growth markets & fields Investments and structural reforms ¥500 billion Ø Further strengthen the *of which strategic financial foundation investments: ¥300 billion Depreciation, etc. ¥300 billion Financial Foundation ¥50 billion 9

Shareholder Returns Policy Ø Shareholder Returns Policy With consideration for the return of profits to shareholders, which is an important responsibility of management, the New Integrated Company will steadily secure income by realizing the effects of integration and shareholder returns. Ø FY2019-2021 Plan Aim to achieve cumulative net income of over ¥500 billion and return 50% or more to shareholders (over 10% of such returns planned to be provided via acquisition of treasury shares) 10Shareholder Returns Policy Ø Shareholder Returns Policy With consideration for the return of profits to shareholders, which is an important responsibility of management, the New Integrated Company will steadily secure income by realizing the effects of integration and shareholder returns. Ø FY2019-2021 Plan Aim to achieve cumulative net income of over ¥500 billion and return 50% or more to shareholders (over 10% of such returns planned to be provided via acquisition of treasury shares) 10

Investment Strategy

Total Investment (over 3 years)

¥500 billion

Petroleum /Basic chemicals: ¥250 billion

- Revamping refineries
- Overseas locations
- Service station network

Functional materials /Electricity and Renewable energy: ¥120 billion

- Overseas lubricant oil facilities
- Overseas Performance chemicals/OLED materials production facilities
- Securing power sources
- Promoting R&D (solid electrolytes)
- New businesses

Resources: ¥130 billion

- Development of Vietnam gas fields
- Redevelopment of Snorre (North Sea)

Business Segment and Strategy Petroleum /Basic Chemicals Enhance competitiveness from manufacturing to sales and develop refineries, wholesale, sales, and chemical operations overseas Functional Materials - lubricants, performance chemicals, electronic materials, agricultural biotechnology, solid electrolyte, and functional asphalt - Proactively develop technology-based businesses in growing areas and markets Power and Renewable Energy Develop renewable energy, LNG power, solar panel and distributed generation business, and promote next-generation energy management system Resources Commence natural gas development in Asia in addition to existing petroleum and coal development 12Business Segment and Strategy Petroleum /Basic Chemicals Enhance competitiveness from manufacturing to sales and develop refineries, wholesale, sales, and chemical operations overseas Functional Materials - lubricants, performance chemicals, electronic materials, agricultural biotechnology, solid electrolyte, and functional asphalt - Proactively develop technology-based businesses in growing areas and markets Power and Renewable Energy Develop renewable energy, LNG power, solar panel and distributed generation business, and promote next-generation energy management system Resources Commence natural gas development in Asia in addition to existing petroleum and coal development 12

Governance Structure Ø Proactively embrace CGC’s approach (4 or more independent outside directors) Ø Achieve transparency through increased monitoring of the board of directors Ø Rapid corporate management through delegation to execution teams 13Governance Structure Ø Proactively embrace CGC’s approach (4 or more independent outside directors) Ø Achieve transparency through increased monitoring of the board of directors Ø Rapid corporate management through delegation to execution teams 13

Sustainability Strategy Ø Reduce GHG emission by business activities Ø Incorporate external feedback Ø Approach with macro perspective to value chain Ø Create new businesses which can reduce CO emission 2 *Target figures will be determined during FY2019 14Sustainability Strategy Ø Reduce GHG emission by business activities Ø Incorporate external feedback Ø Approach with macro perspective to value chain Ø Create new businesses which can reduce CO emission 2 *Target figures will be determined during FY2019 14

Reference 15Reference 15

Degradation Equipment Rate (Degradation Capacity / Crude Oil Processing Capacity) Fuel oil/Basic chemicals Segment Ø Highly competitive refineries in 4 regional blocks providing stable supply domestically and overseas Ø Respond flexibly for IMO MAROL’s treaty with residue cracking units Residue Cracking Capacity 59.7% ● North 49.0% 47.8% Hokkaido Japan 23.2% Central East Japan Integ’ Ａ Ｂ Ｃ Japan Toa ● ● ● Fuji Seibu ● ● West Japan Chiba ● Yokkaichi 1) PAJ, “List of Refining Facilities by Refinery (as of 4/1/2017)” Aichi 2)http://www.meti.go.jp/press/2017/04/201 16 70406002/20170406002.htmlDegradation Equipment Rate (Degradation Capacity / Crude Oil Processing Capacity) Fuel oil/Basic chemicals Segment Ø Highly competitive refineries in 4 regional blocks providing stable supply domestically and overseas Ø Respond flexibly for IMO MAROL’s treaty with residue cracking units Residue Cracking Capacity 59.7% ● North 49.0% 47.8% Hokkaido Japan 23.2% Central East Japan Integ’ Ａ Ｂ Ｃ Japan Toa ● ● ● Fuji Seibu ● ● West Japan Chiba ● Yokkaichi 1) PAJ, “List of Refining Facilities by Refinery (as of 4/1/2017)” Aichi 2)http://www.meti.go.jp/press/2017/04/201 16 70406002/20170406002.html

Petroleum /Basic chemicals Segment

- Optimize operations and maximally leverage residue cracking ability in the 7 refineries and 2 petrochemical factories in Japan to compete on par with overseas refineries
- Increase energy supply to Asia where demand is growing

Integration in West Japan

- ✓ Optimize petrochemical feedstocks (naphtha)
- ✓ Enhance petrochemical products from gasoline components
- ✓ Streamline oil shipping base



Integration in East Japan/Chubu Area

- ✓ Maximally leverage residue cracking ability by optimizing supply of raw materials
- ✓ Strengthen supply capacity of low-sulfur fuel oil (increase clean oil production / adapt to IMO)

Integration in Exports (Pan-Pacific/Asia)

- ✓ Leverage overseas sales networks

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Adaptation to IMO MARPOL’s Treaty (Before) Tokyo Bay Ise Bay Yokkaichi Fuji Oil Toa EUREKA RH-RFCC COKER Fuji Oil HSC Yokkaichi HSC Toa/Others HSC Fuji Oil HSC Yokkaichi HSC Aichi Chiba RH-FCC RH-RFCC (Capacity IPP Expansion) Chiba Asphalt Chiba Asphalt Chiba HSC Chiba HSCAdaptation to IMO MARPOL’s Treaty (Before) Tokyo Bay Ise Bay Yokkaichi Fuji Oil Toa EUREKA RH-RFCC COKER Fuji Oil HSC Yokkaichi HSC Toa/Others HSC Fuji Oil HSC Yokkaichi HSC Aichi Chiba RH-FCC RH-RFCC (Capacity IPP Expansion) Chiba Asphalt Chiba Asphalt Chiba HSC Chiba HSC

Adaptation to IMO MARPOL's Treaty (After)


Ise Bay
Yokkaichi
RH-RFCC
Yokkaichi HSC
Aichi
RH-RFCC
IPP
Aichi HSC
Yokkaichi HSC
Tokyo Bay
Toa
COKER
Toa/Others HSC
Fuji Oil HSC
Chiba Asphalt
Chiba HSC
Fuji Oil
EUREKA
Fuji Oil HSC
Chiba
RH-FCC
(Expansion)
Chiba Asphalt
Chiba HSC

Investment costs can be reduced through effective use of heavy oil reserves, reduction of transfer expenses, and by leveraging the unique facilities of each refinery

Petroleum /Basic chemicals Segment Nigh Son Refinery North America ＩＱ８ Taiwan Vietnam (Petrochemical) Malaysia (Petrochemical) Australia Pasir Gudang 20Petroleum /Basic chemicals Segment Nigh Son Refinery North America ＩＱ８ Taiwan Vietnam (Petrochemical) Malaysia (Petrochemical) Australia Pasir Gudang 20

Petroleum /Basic chemicals Segment Ø Further increased convenience through complementary Gas Station placement Ø Develop and spread loyalty program (FY2019) Ø Introduce New Card Program for Individuals (FY2020) 35 Gas Station Share by Distributor (%) 30 25 20 15 10 5 0 Hokkaido/ Chugoku/ Kyushu/ 北海道・東北 関東 中部 関西 中四国 九州・沖縄 Kanto Chubu Kansai Tohoku Shikoku Okinawa 21Petroleum /Basic chemicals Segment Ø Further increased convenience through complementary Gas Station placement Ø Develop and spread loyalty program (FY2019) Ø Introduce New Card Program for Individuals (FY2020) 35 Gas Station Share by Distributor (%) 30 25 20 15 10 5 0 Hokkaido/ Chugoku/ Kyushu/ 北海道・東北 関東 中部 関西 中四国 九州・沖縄 Kanto Chubu Kansai Tohoku Shikoku Okinawa 21

Functional Materials Segment Ø Nurture/expand a technology-based operation aimed at reducing environmental burden and achieving higher functionality • Lubricant oil Develop and expand energy-conserving engine oil and high performance industrial oil overseas • Performance chemicals Expand operations and pursue new uses in growth markets based on proprietary technologies, particularly in engineering plastics and adhesive materials • Electronic materials Strengthen overseas production capacity and R&D in light of the expanding market • Functional asphalt Leverage leading domestic technological capabilities to expand overseas • Agri-bio Develop agri-bio materials and explore new markets • Solid electrolytes Promote research and commercialization aimed at market launch in the 2020s 22Functional Materials Segment Ø Nurture/expand a technology-based operation aimed at reducing environmental burden and achieving higher functionality • Lubricant oil Develop and expand energy-conserving engine oil and high performance industrial oil overseas • Performance chemicals Expand operations and pursue new uses in growth markets based on proprietary technologies, particularly in engineering plastics and adhesive materials • Electronic materials Strengthen overseas production capacity and R&D in light of the expanding market • Functional asphalt Leverage leading domestic technological capabilities to expand overseas • Agri-bio Develop agri-bio materials and explore new markets • Solid electrolytes Promote research and commercialization aimed at market launch in the 2020s 22

Electricity/Renewable Energy Segment Ø Grow the electricity business by securing competitive power sources and expanding the electricity retail foundation Ø Domestic/overseas development of renewable energy businesses (geothermal, wind, solar, biomass) Ø Enhance competitiveness of the solar panel business and promote development of diversified power sources 23Electricity/Renewable Energy Segment Ø Grow the electricity business by securing competitive power sources and expanding the electricity retail foundation Ø Domestic/overseas development of renewable energy businesses (geothermal, wind, solar, biomass) Ø Enhance competitiveness of the solar panel business and promote development of diversified power sources 23

Resources Segment Ø Continue to develop natural gas fields and coal resources in light of growth in global energy demand Ø Implement initiatives towards reducing environmental burden through development of coal consumption reduction technologies (New biomass solution) 24Resources Segment Ø Continue to develop natural gas fields and coal resources in light of growth in global energy demand Ø Implement initiatives towards reducing environmental burden through development of coal consumption reduction technologies (New biomass solution) 24

R&D and New Business Development Ø Promote open innovation with domestic/foreign research institutions Ø Establish next-generation energy infrastructure and develop new business models by leveraging the sales network Ø Proactively collaborate with and invest in venture companies to create new businesses 25R&D and New Business Development Ø Promote open innovation with domestic/foreign research institutions Ø Establish next-generation energy infrastructure and develop new business models by leveraging the sales network Ø Proactively collaborate with and invest in venture companies to create new businesses 25

Precaution statement about forecasts This document includes “forward-looking statements” that reflect the plans and expectations of Showa Shell Sekiyu, K.K. and Idemitsu Kosan Co., Ltd. (the “Companies”) in relation to, and the benefits resulting from, their business integration described above. To the extent that statements in this document do not relate to historical or current facts, they constitute forward-looking statements. These forward-looking statements are based on the current assumptions and beliefs of the Companies in light of the information currently available to them, and involve known and unknown risks, uncertainties and other factors. Such risks, uncertainties and other factors may cause the actual results, performance, achievements or financial position of one or both of the Companies (or the group of the Companies after the business integration (the “Group”)) to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. The Companies undertake no obligation to publicly update any forward-looking statements after the date of this document. Investors are advised to consult any further disclosures by the Companies (or the Group) in their subsequent domestic filings in Japan and filings with the U.S. Securities and Exchange Commission. The risks, uncertainties and other factors referred to above include, but are not limited to: (1) economic and business conditions in and outside Japan; (2) changes in costs of crude oil and other materials and exchange rates; (3) changes in interest rates on loans, bonds and other indebtedness of the Companies, as well as changes in financial markets; (4) changes in the value of assets (including pension assets), such as securities; (5) changes in laws and regulations (including environmental regulations) relating to the Companies’ business activities; (6) rise in tariffs, imposition of import controls and other developments in the Companies’ main overseas markets; (7) interruptions in or restrictions on business activities due to natural disasters, accidents and other causes; (8) the Companies’ being unable to complete the Business Integration or there being changes in the method or the terms of the Business Integration, due to the reasons such that the Companies are not able to execute the Share Exchange Agreement, the necessary procedures including approval of the Share Exchange Agreement by the shareholders meetings of the Companies are not implemented; (9) status of the review process by the relevant competition law authorities or the clearance of the relevant competition law authorities’ or other necessary approvals’ being unable to be obtained; and (10) inability or difficulty of realizing synergies or added value by the Business Integration by the Group. 26Precaution statement about forecasts This document includes “forward-looking statements” that reflect the plans and expectations of Showa Shell Sekiyu, K.K. and Idemitsu Kosan Co., Ltd. (the “Companies”) in relation to, and the benefits resulting from, their business integration described above. To the extent that statements in this document do not relate to historical or current facts, they constitute forward-looking statements. These forward-looking statements are based on the current assumptions and beliefs of the Companies in light of the information currently available to them, and involve known and unknown risks, uncertainties and other factors. Such risks, uncertainties and other factors may cause the actual results, performance, achievements or financial position of one or both of the Companies (or the group of the Companies after the business integration (the “Group”)) to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. The Companies undertake no obligation to publicly update any forward-looking statements after the date of this document. Investors are advised to consult any further disclosures by the Companies (or the Group) in their subsequent domestic filings in Japan and filings with the U.S. Securities and Exchange Commission. The risks, uncertainties and other factors referred to above include, but are not limited to: (1) economic and business conditions in and outside Japan; (2) changes in costs of crude oil and other materials and exchange rates; (3) changes in interest rates on loans, bonds and other indebtedness of the Companies, as well as changes in financial markets; (4) changes in the value of assets (including pension assets), such as securities; (5) changes in laws and regulations (including environmental regulations) relating to the Companies’ business activities; (6) rise in tariffs, imposition of import controls and other developments in the Companies’ main overseas markets; (7) interruptions in or restrictions on business activities due to natural disasters, accidents and other causes; (8) the Companies’ being unable to complete the Business Integration or there being changes in the method or the terms of the Business Integration, due to the reasons such that the Companies are not able to execute the Share Exchange Agreement, the necessary procedures including approval of the Share Exchange Agreement by the shareholders meetings of the Companies are not implemented; (9) status of the review process by the relevant competition law authorities or the clearance of the relevant competition law authorities’ or other necessary approvals’ being unable to be obtained; and (10) inability or difficulty of realizing synergies or added value by the Business Integration by the Group. 26